Exhibit 4.1
THE CLOROX COMPANY,
Issuer
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
Trustee

INDENTURE
Dated as of [      ], 2007

Senior Debt Securities

THE CLOROX COMPANY
     Reconciliation and tie showing the location in the Indenture dated as of [     ], 2007 of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act of 1939, as amended.

Trust Indenture Act Section		Indenture Section

Section 310	(a)(1)	609
	(a)(2)	609
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	608 and 610(d)
	(c)	Not Applicable
Section 311	(a)	613
	(b)	613
	(c)	Not Applicable
Section 312	(a)	701 and 702(a)
	(b)	702(b)
	(c)	702(c)
Section 313	(a)	703(a)
	(b)	703(a) and 703(b)
	(c)	703(a) and 703(b)
	(d)	703(a) and 703 (c)
Section 314	(a)	1009
	(b)	Not Applicable
	(c)(1)	301(2) and 404(f)
	(c)(2)	404(f)
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	404(f)
Section 315	(a)	601(a)
	(b)	602
	(c)	601(b)
	(d)	601(c)
	(d)(1)	601(a)(1)
	(d)(2)	601(c)(2)
	(d)(3)	601(c)(3)
	(e)	514
Section 316	(a)(1)(A)	512
	(a)(1)(B)	513
	(a)(2)	Not Applicable
	(b)	508
Section 317	(a)(1)	503
	(a)(2)	504
	(b)	1003
Section 318	(a)	107

NOTE:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.
 i

Section 612. Merger, Conversion, Consolidation or Succession to Business	44
Section 613. Preferential Collection of Claims Against Company	44
Section 614. Authenticating Agents	44

ARTICLE 7 Holders’ Lists and Reports by Trustee and the Company	46

Section 701. Company to Furnish Trustee Names and Addresses of Holders	46
Section 702. Preservation of Information; Communications to Holders	46
Section 703. Reports by Trustee	47

ARTICLE 8 Consolidation, Merger, Conveyance, Transfer or Lease	48

Section 801. Company May Consolidate, Etc., Only on Certain Terms	48
Section 802. Successor Person Substituted	48

ARTICLE 9 Supplemental Indentures	49

Section 901. Consent, Waiver or Amendment Without Consent of Holders	49
Section 902. Supplemental Indentures With Consent of Holders	50
Section 903. Execution of Supplemental Indentures	51
Section 904. Effect of Supplemental Indentures	51
Section 905. Conformity With Trust Indenture Act	51
Section 906. Reference in Securities to Supplemental Indentures	51

ARTICLE 10 Covenants	52

Section 1001. Payment of Principal (and Premium, if any) and Interest, if any	52
Section 1002. Maintenance of Office or Agency	52
Section 1003. Money for Securities Payments To Be Held in Trust	52
Section 1004. Intentionally Omitted	53
Section 1005. Statements as to Compliance	53
Section 1006. Corporate Existence	53
Section 1007. Restrictions on Secured Debt	54
Section 1008. Restrictions on Sale and Leaseback Transactions	56

v

Section 1009. Reports By Company	57
Section 1010. Statement by Officers as to Default	57

ARTICLE 11 Redemption of Securities	58

Section 1101. Applicability of This Article	58
Section 1102. Election to Redeem; Notice to Trustee	58
Section 1103. Selection by Trustee of Securities to Be Redeemed	58
Section 1104. Notice of Redemption	59
Section 1105. Deposit of Redemption Price	60
Section 1106. Securities Payable on Redemption Date	60
Section 1107. Securities Redeemed in Part	60
Section 1108. Optional Redemption	60

ARTICLE 12 Sinking Funds	61

Section 1201. Applicability of this Article	61
Section 1202. Satisfaction of Sinking Fund Payments With Securities	61
Section 1203. Redemption of Securities for Sinking Fund	61

EXHIBITS
EXHIBIT A            Form of Note

     INDENTURE dated as of [       ], 2007, between THE CLOROX COMPANY, a corporation duly incorporated and existing under the laws of Delaware and having its principal executive office at 1221 Broadway, Oakland, California 94612 (hereinafter called the “Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as Trustee (hereinafter called the “Trustee”).
RECITALS OF THE COMPANY
     The Company deems it necessary to issue from time to time for its lawful purposes securities (hereinafter called the “Securities”) evidencing its senior unsecured indebtedness and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, unlimited as to principal amount, to have such titles, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be fixed as hereinafter provided.
     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company proposes to do all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or series thereof, as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
Section 101. Definitions.
     For all purposes of this Indenture and all of the Securities issued hereunder, except as otherwise expressly provided or unless the context otherwise requires:
    (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
    (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
    (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date or time of such computation; and

    (4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     Certain terms, used principally in Article Three and Article Six, are defined in those Articles.
     “Act”, when used with respect to any Holder, has the meaning specified in Section 104.
     “Affiliate” means, with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Attributable Debt” in respect of any Sale and Leaseback Transaction means, at the date of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, excluding any amounts required to be paid by such lessee (whether or not designated as rental or additional rental payments) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.
     “Authenticating Agent” means any Person authorized to authenticate and deliver the Securities on behalf of the Trustee for the Securities of any series pursuant to Section 614.
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.
     “Board of Directors” means, when used with reference to the Company, either the board of directors or any duly authorized committee of that board or any director or directors and/or officer or officers to whom that board or committee shall have duly delegated its authority, of the Company.
     “Board Resolution” means, when used with reference to the Company, (1) a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, as the case may be, to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, or (2) a certificate signed by the director or directors or officer or officers to whom the Board of Directors of the Company shall have duly delegated its authority, and delivered to the Trustee for the Securities of any series.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Place of Payment are authorized or obligated by law to close.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.
     “Company Request” and “Company Order” mean a written request or order signed in the name of the Company, as the case may be by (1) the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, as the case may be, or (2) any two Persons designated in a Company Order previously delivered to the Trustee for the Securities of any series by any two of the foregoing officers and delivered to the Trustee for the Securities of any series.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of a series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the Securities of such series.
     “Comparable Treasury Price” means, with respect to any Redemption Date (1) the average of the bid and the asked prices for the Comparable Treasury Issue, expressed as a percentage of its principal amount, at 4:00 p.m. on the third Business Day preceding that Redemption Date, as set forth on “Telerate Page 500,” or such other page as may replace Telerate Page 500, or (2) if Telerate Page 500, or any successor page, is not displayed or does not contain bid and/or asked prices for the Comparable Treasury Issue at that time, the average of the Reference Treasury Dealer Quotations obtained by the Company for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if the Company is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Company.
     “Consolidated Net Tangible Assets” means, at the date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the then most recent consolidated balance sheet of the Company publicly available but which by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the then most recent consolidated balance sheet of the Company publicly available and computed in accordance with generally accepted accounting principles.
     “Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of issue of the Securities of a series; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     “Corporate Trust Office” means the designated office of the Trustee for the Securities of any series at which at any particular time its corporate trust business shall be administered, which office of The Bank of New York Trust Company, N.A., at the date of the execution of this Indenture, is located at

100 South Flower Street, Suite 500, Los Angeles, California 90017, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “corporation” includes corporations, limited liability companies, associations, companies and business trusts.
     “Covenant Defeasance” has the meaning specified in Section 403.
     “Currency Determination Agent” means, with respect to the Securities of any series, unless otherwise specified in the Securities of any series, a New York Clearing House bank designated pursuant to Section 301.
     “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
     “Debt” has the meaning specified in Section 1007.
     “Defaulted Interest” has the meaning specified in Section 307.
     “Depositary” means, with respect to the Securities of any series issuable or issued in the form of a Global Security, the Person designated as Depositary by the Company pursuant to Section 301 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event:
•	matures; or

•	is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; or

•	is redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities of a series mature.
     “Dollars” and the sign “$” mean the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.
     “Event of Default” has the meaning specified in Section 501.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, as in force at the date as of which this Indenture was executed; provided, however, that in the event the Securities Exchange Act of 1934 is amended after such date, “Exchange Act” means, to the extent required by any such amendment, the Securities Exchange Act of 1934 as so amended.

     “Expiration Date” has the meaning specified in Section 104.
     “Funded Debt” means Debt which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such Debt.
     “Global Exchange Agent” has the meaning specified in Section 304.
     “Global Securities” means the Securities in global form.
     “Government Obligations” means securities which are direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantees or obligations the full faith and credit of the United States is pledged.
     “Holder” means, when used with respect to any Security, the Person in whose name a Security is registered in the Security Register.
     “Identifying Numbers” has the meaning specified in Section 204.
     “Indebtedness” means, with respect to any Person (without duplication): (1) any liability of that Person (A) for borrowed money, or under any reimbursement obligation relating to a letter of credit or similar instruments (other than reimbursement obligations with respect to letters of credit securing obligations (other than obligations described in (A), (B), (C) or (D)) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment of the letter of credit) ; (B) evidenced by a bond, note, debenture or similar instrument; (C) to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; or (D) for the payment of money relating to any obligations under any capital lease of real or personal property which has been recorded as a capitalized lease obligation; (2) any liability of others described in the preceding clause (1) that the Person has guaranteed or that is otherwise its legal liability or which is secured by a lien on that Person’s Property; and (3) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) or (2) above.
     “Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including for all purposes, the provisions of the Trust Indenture Act that are deemed to be part of and govern this Indenture, and shall also include the terms of a particular series of the Securities established as contemplated by Section 301.
     “Independent Investment Banker” means either J.P. Morgan Securities Inc., Citigroup Global Markets Inc. or Goldman, Sachs & Co., as selected by the Company or, if all such firms are unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
     “Interest Payment Date” means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.
     “Issue Date” means the date on which the Securities of a particular series are originally issued under this Indenture.
     “Legal Defeasance” has the meaning specified in Section 402.

     “Lien” or “Liens” has the meaning specified in Section 1007.
     “Maturity” means, when used with respect to any Security, the date on which the principal of that Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the holder, pursuant to any sinking fund or otherwise.
     “Notice of Default” has the meaning specified in Section 501(3).
     “Officers’ Certificate” means, when used with reference to the Company, a certificate signed by (i) the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice President (any reference herein to a Vice President of the Company, as the case may be, shall be deemed to include any Vice President of the Company, as the case may be, whether or not designated by a number or a word or words added before or after the title “Vice President”), and (ii) the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, as the case may be, and delivered to the Trustee for the Securities of any series.
     “Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be an employee of or counsel to the Company or may be other counsel satisfactory to the Trustee for the Securities of any series.
     “Outstanding” means, when used with respect to the Securities, as of the date of determination, all of the Securities theretofore authenticated and delivered under this Indenture, except:
     (1) The Securities theretofore cancelled by the Trustee for such Securities or delivered to such Trustee for cancellation;
     (2) The Securities or portions thereof for whose payment or redemption money in the necessary amount and in the required currency or currency unit has been theretofore deposited with the Trustee for such Securities or any Paying Agent (other than the Company or any other obligor upon the Securities) in trust or set aside and segregated in trust by the Company or any other obligor upon the Securities (if the Company or any other obligor upon the Securities shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, or provision therefor satisfactory to such Trustee has been made; and
     (3) The Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented proof satisfactory to the Trustee for such Securities that any such Securities are held by a bona fide holder in due course;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, any Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee for such Securities shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only the Securities which a Responsible Officer of such Trustee actually knows to be so owned shall be so disregarded. Any Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of such Trustee that the pledgee has the right so to act with respect to such Securities and is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor. Upon the written request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all of the Securities, if any, known by the Company to be owned by or held by or for the account of the Company, or any other obligor on the Securities or any Affiliate of the Company or such obligor, and subject to the provisions of Section 601, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all of the Securities not listed therein are Outstanding for the purpose of any such determination.
     “Paying Agent” means The Bank of New York Trust Company, N.A. or any other Person authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Securities of any series on behalf of the Company.
     “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a “person” as used in Section 13(d)(3) of the Exchange Act.
     “Place of Payment” means, when used with respect to the Securities of any particular series, the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of that series are payable, as contemplated by Sections 301 and 1002.
     “Principal Property” means any plant, office facility, warehouse, distribution center or equipment located within the United States of America (other than its territories or possessions) and owned by the Company or any Subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets of the Company, except any such property which the Board of Directors, in its good faith opinion, determines is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole, as evidenced by a Board Resolution.
     “Property” means any asset, revenue or any other property, including Capital Stock, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.
     “Redemption Date” means, when used with respect to any Security to be redeemed in whole or in part, the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to the terms of this Indenture or in any Security issued hereunder.
     “Reference Treasury Dealer” means J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co. and their respective successors and at least one other primary U.S. government securities dealer in New York City (each, a “Primary Treasury Dealer”) selected by the Independent Investment Banker; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Securities of a series, an average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue for the Securities of such series, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee for the Security of a series by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the Redemption Date.
     “Regular Record Date” means, with respect to the interest payable on any Interest Payment Date on the Securities of any series, unless otherwise provided pursuant to Section 301, the date that is fifteen days next preceding such Interest Payment Date, whether or not a Business Day.
     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Subsidiary” means any Subsidiary of the Company which owns or leases Principal Property.
     “Securities” means securities evidencing unsecured indebtedness of the Company authenticated and delivered under this Indenture.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
     “series” of the Securities means all of the Securities denoted as part of the same series authorized by or pursuant to a particular Board Resolution or Officers’ Certificate.
     “Special Record Date” means, with respect to the payment of any Defaulted Interest on the Securities of any series, a date fixed by the Trustee for such series pursuant to Section 307.
     “Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
     “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.
     “Treasury Yield” means, with respect to any Redemption Date applicable to the Securities of a series, the rate per annum equal to the semiannual equivalent yield to maturity, computed as of the third Business Day immediately preceding the Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for the Redemption Date.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this Indenture was executed except as provided in Section 905; provided, however, that in the event the Trust Indenture Act is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument or otherwise named as the “Trustee” with respect to a particular series of Securities and, in each case, subject to the provisions of Article Six hereof, shall also include its successors and assigns as Trustee hereunder. If there shall be at one time more than one Trustee hereunder, “Trustee” shall mean each such Trustee and shall apply to each such Trustee only with respect to those series of the Securities with respect to which it is serving as Trustee.
     “United States” means, unless otherwise specified with respect to the Securities of any series, the United States of America (including the states and the District of Columbia), its territories, its possessions (which include, at the date of this Indenture, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands) and other areas subject to its jurisdiction.
     “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.
Section 102. Compliance Certificates and Opinions.
     Upon any application or request by the Company to the Trustee for any series of the Securities to take any action under any provision of this Indenture or any supplement hereto, the Company shall furnish to such Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate (other than certificates provided pursuant to Section 1005) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
Section 103. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to matters upon which his certificate or opinion is based are erroneous.
     Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 104. Acts of Holders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee for the appropriate series of the Securities and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee for the appropriate series of the Securities and the Company and any agent of such Trustee or the Company, if made in the manner provided in this Section.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed for such purpose, the Holders on such record date or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership, or an official of a public or governmental body, on behalf of such corporation, association, partnership or public or governmental body or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of his authority.
     (c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee for the appropriate series of the Securities deems reasonably sufficient, and in accordance with such reasonable rules as the Trustee may determine.
     (d) The principal amount and serial numbers of the Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.
     (e) The Trustee may set any day as a record date for the purpose of determining the Holders of the Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to the Securities of such series. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of the Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of the Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of the Securities of the relevant series in the manner set forth in Section 106.
     With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of the Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 10th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 80th day after the applicable record date.
     (f) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee for such Securities, the Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
Section 105. Notices, Etc., to Trustee and the Company.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee for a series of the Securities by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with such Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration Re: The

Clorox Company, or if sent by facsimile transmission, to a facsimile number provided by the Trustee, with a copy mailed, first class postage prepaid to the Trustee addressed to it as provided above, or
     (2) the Company by such Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in paragraph (3) of Section 501) if furnished in writing and mailed, first class postage prepaid, addressed in the case of the Company to it, to the attention of the Chief Financial Officer, at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to such Trustee by the Company, or if sent by facsimile transmission, to a facsimile number provided to the Trustee by the Company, with a copy mailed, first class postage prepaid, to the Company addressed to it as provided above.
     The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Indenture given by the Company, provided, however that: (1) the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (2) such originally executed instructions and/or directions shall be signed by an authorized Officer of the Company.
Section 106. Notice to Holders; Waiver.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) to Holders of the Securities if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.
     In any case where notice to Holders of the Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of the Securities given as provided herein. Any notice mailed in the manner prescribed by this Indenture shall be conclusively deemed to have been given whether or not received by any particular Holder. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of the Securities by mail, then such notification as shall be made with the reasonable approval of the Trustee for such Securities shall constitute a sufficient notification for every purpose hereunder.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee for such Securities, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Section 107. Conflict with Trust Indenture Act.
     Except as otherwise expressly provided herein, the Trust Indenture Act shall apply as a matter of contract to this Indenture for purposes of interpretation, construction and defining the rights and obligations hereunder, and this Indenture, the Company, and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act. Except as otherwise provided herein, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

     Whenever this Indenture refers to a provision of the Trust Indenture Act, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the Trust Indenture Act required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following Trust Indenture Act terms used in this Indenture have the following meanings:
     “indenture securities” means the Securities;
     “indenture trustee” means the Trustee; and
     “obligor” on the Securities means the Company or any other obligor on the Securities.
     All other terms used in this Indenture that are defined in the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by any SEC rule and not otherwise defined herein shall have the meanings assigned to them therein.
Section 108. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 109. Successors and Assigns.
     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
Section 110. Separability Clause.
     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 111. Benefits of Indenture.
     Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar, an Authenticating Agent and their successors hereunder and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 112. Governing Law.
     This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 113. Non-Business Day.
     Unless otherwise stated with respect to the Securities of any series, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of a Security of any particular series shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of (and premium, if any) and interest, if any, with respect to such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such

Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.
Section 114. Immunity of Incorporators, Stockholders, Directors and Officers.
     No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on any Security, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, director, officer or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities of each series are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, director, officer or employee, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities.
Section 115. Qualification of Indenture.
     The Company shall qualify this Indenture under the Trust Indenture Act and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.
Section 116. Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 117. Execution in Counterparts.
     This Indenture may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

ARTICLE 2
Security Forms
Section 201. Forms of Securities.
     The Securities, if any, of each series shall be in substantially the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may reasonably deem appropriate and as may be required to comply with any law, with any rule or regulation made pursuant thereto, with any rules of any securities exchange, automated quotation system or clearing agency or to conform to usage, as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.
     The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution thereof.
     The terms and provisions contained in the Securities of any series shall constitute, and are hereby expressly made, a part of this Indenture with respect to such series of the Securities, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound hereby. However, to the extent any provision of any Security of any series thereon conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
Section 202. Form of Trustee’s Certificate of Authentication.
     Subject to Section 614, the Certificate of Authentication on all of the Securities shall be in substantially the following form:
     “This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

The Bank Of New York Trust Company, N.A., as Trustee
By
Authorized Signatory”

Section 203. Securities in Global Form.
     If any Security of a series is issuable in global form, such Security may provide that it shall represent the aggregate amount of the Outstanding Securities of such series from time to time endorsed thereon and may also provide that the aggregate amount of the Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of the Outstanding Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such

Security. Any instructions by the Company with respect to a Security in global form, after its initial issuance, shall be in writing but need not comply with Section 102.
     Global Securities may be issued in registered form and in either temporary or permanent form.
     Any Security issued in global form shall bear the following legend:
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF                      OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO                      OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF,                     , HAS AN INTEREST HEREIN.
Section 204. CUSIP Numbers.
     The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) or other identifying numbers (“Identifying Numbers”) and, if so, the Trustee shall use such Identifying Numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such Identifying Numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identifying numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the Identifying Numbers of which it becomes aware. The Company shall promptly notify the Trustee in writing of any change in the CUSIP umbers.
ARTICLE 3
The Securities
Section 301. Title; Payment and Terms.
     The aggregate principal amount of the Securities which may be authenticated and delivered and Outstanding under this Indenture is unlimited. The Securities may be issued up to the aggregate principal amount of the Securities from time to time authorized by or pursuant to Board Resolutions or an Officers’ Certificate of the Company.
     The Securities may be issued in one or more series, each of which shall be issued pursuant to Board Resolutions or Officers’ Certificates of the Company. There shall be established in one or more

Board Resolutions or Officers’ Certificates or established in one or more supplemental indentures hereto, prior to the issuance of the Securities of any series, all or any of the following, as applicable (each of which, if so provided, may be determined from time to time by the Company with respect to unissued Securities of that series and set forth in the Securities of that series when issued from time to time):
     (1) the title of the Securities of that series (which shall distinguish the Securities of that series from all other series of the Securities);
     (2) any limit upon the aggregate principal amount of the Securities of that series which may be authenticated and delivered under this Indenture (except for the Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to Section 304, 305, 306, 906 or 1107) and whether that series may be reopened for additional Securities of that series; in the event that such series of the Securities may be reopened from time to time for issuance of additional Securities of such series, the terms thereof shall indicate whether any such additional Securities shall have the same terms as the prior Securities of such series or whether the Company may establish additional or different terms with respect to such additional Securities;
     (3) whether the Securities of that series are to be issuable in global or definitive form or both and any restrictions on the exchange of one form of the Securities for another and on the offer, sale and delivery of the Securities in either form;
     (4) the date or dates (or manner of determining the same) on which the principal of the Securities of that series is payable;
     (5) the rate or rates (or the manner of calculation thereof) at which the Securities of that series shall bear interest (if any), the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable (or manner of determining the same) and the Regular Record Date for the interest payable on any Securities on any Interest Payment Date;
     (6) the place or places where, subject to the provisions of Section 1002, the principal of (and premium, if any) and interest, if any, on the Securities of that series shall be payable, any Securities of that series may be surrendered for registration of transfer, any Securities of that series may be surrendered for exchange, and notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served;
     (7) the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), the currency or currency unit in which, and the terms and conditions upon which the Securities of that series may be redeemed, in whole or in part, at the option of the Company, and any remarketing arrangements with respect to the Securities of that series;
     (8) the obligation, if any, of the Company to redeem, repay or purchase the Securities of that series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), the currency or currency unit in which, and the terms and conditions upon which, the Securities of that series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

     (9) if the currency in which the Securities of that series shall be issuable is Dollars, the denominations in which any Securities of that series shall be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;
     (10) if other than the principal amount thereof, the portion of the principal amount of the Securities of that series which shall be payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502;
     (11) the inapplicability of any Event of Default or covenant set forth in Article 10 hereof to the Securities of that series, or the applicability of any other Events of Defaults or covenants in addition to the Events of Default or covenants set forth herein to the Securities of that series;
     (12) if a Person other than The Bank of New York Trust Company, N.A. is to act as Trustee for the Securities of that series, the name and location of the Corporate Trust Office of such Trustee;
     (13) if other than Dollars, the currency or currency unit in which payment of the principal of (and premium, if any) or interest, if any, on the Securities of that series shall be made or in which the Securities of that series shall be denominated which, in each instance, shall be acceptable to the Trustee, and the particular provisions applicable thereto;
     (14) if the principal of (and premium, if any) and interest, if any, on the Securities of that series are to be payable, at the election of the Company or a Holder thereof, in a currency or currency unit other than that in which such Securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such Securities are denominated or stated to be payable and the currency or currency unit in which such Securities are to be so payable;
     (15) the designation of the original Currency Determination Agent, if any;
     (16) if other than as set forth in Article Four, provisions for the satisfaction and discharge of this Indenture with respect to the Securities of that series;
     (17) the date as of which any Global Security representing the Outstanding Securities of that series shall be dated if other than the date of original issuance of the first Security of that series to be issued;
     (18) whether payment of any amount due under such Securities will be guaranteed by one or more guarantors, including Subsidiaries of the Company; and
     (19) any other terms of the Securities of that series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act except as permitted by Section 901(8)).
     The terms of such Securities, as set forth above, may be determined by the Company from time to time if so provided in or established pursuant to the authority granted in Board Resolutions or an Officers’ Certificate. All of the Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series.

     Prior to the delivery of a Security of any series in any such form to the Trustee for the Securities of such series for authentication, the Company shall deliver to such Trustee the following:
     (1) The Board Resolutions or Officers’ Certificate of the Company by or pursuant to which such form of the Security have been approved and, if applicable, the supplemental indenture by or pursuant to which such form of the Security has been approved; and
     (2) An Officers’ Certificate of the Company dated the date such Certificate is delivered to such Trustee satisfying the requirements of Sections 102 and 103, and stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Securities in such forms have been complied with.
Section 302. Denominations.
     Unless otherwise provided with respect to any series of the Securities as contemplated by Section 301, any Securities of a series other than the Securities issued in global form (which may be of any denomination) shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
Section 303. Execution, Authentication, Delivery and Dating.
     The Securities shall be executed on behalf of the Company by its Chairman of the Board, a Vice Chairman of the Board, or its President, Chief Executive Officer, Chief Financial Officer or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.
     The Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver the Securities of any series, executed by the Company to the Trustee for the Securities of such series for authentication, together with a Company Order for the authentication and delivery of such Securities, and such Trustee, in accordance with the Company Order, shall authenticate and deliver such Securities. If any Security shall be represented by a permanent Global Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary Global Security shall be deemed to have been delivered in connection with the original issuance of such beneficial owner’s interest in such permanent Global Security. If all the Securities of any one series are not to be issued at one time and if a Board Resolution or Officers’ Certificate relating to such Securities shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities, including, without limitation, procedures with respect to interest rate, Stated Maturity, date of issuance and date from which interest, if any, shall accrue.
     If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions or Officers’ Certificates as permitted by Sections 201 and 301, in authenticating such securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

     (1) If the form of such Securities has been established by or pursuant to one or more Board Resolutions or Officers’ Certificates as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;
     (2) if the terms of such Securities have been established by or pursuant to one or more Board Resolutions or Officers’ Certificates as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and
     (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
     Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution, Officers’ Certificate and Opinion of Counsel otherwise required pursuant to Sections 102 and 301 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.
     Except as specified pursuant to Section 301, each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein manually executed by the Trustee for such Security or on its behalf pursuant to Section 614, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
     In case any Securities shall have been authenticated, but not delivered, by the Trustee or the Authenticating Agent for such series then in office, any successor by merger, conversion or consolidation to such Trustee, or any successor Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Securities.
     Each Depositary designated pursuant to Section 301 for a Global Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.
     The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 304. Temporary Securities and Exchange of Securities.
     Pending the preparation of definitive Securities of any particular series, the Company may execute, and upon Company Order the Trustee for the Securities of such series shall authenticate and deliver, in the manner specified in Section 303, temporary Securities which are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, with like terms and conditions as the definitive Securities of like series in lieu of which they are issued in registered form, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Any such temporary Securities may be in global form, representing such of the Outstanding Securities of such series as shall be specified therein.
     Except in the case of temporary Securities in global form (which shall be exchanged only in accordance with the provisions of the following paragraphs or as otherwise provided in or pursuant to a Board Resolution, Officers’ Certificate or a Supplemental Indenture), if temporary Securities of any particular series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of such definitive Securities, the temporary Securities of such series shall be exchangeable for such definitive Securities of a like Stated Maturity and with like terms and provisions upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any particular series, the Company shall execute and (in accordance with a Company Order delivered at or prior to the authentication of the first definitive Security of such series) the Trustee for the Securities of such series or such global exchange agent as may be appointed by the Company as necessary (the “Global Exchange Agent”) shall authenticate and deliver in exchange therefor a like principal amount of the definitive Securities of authorized denominations of the same series and of a like Stated Maturity and with like terms and provisions. Until exchanged as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as the definitive Securities of the same series and with like terms and conditions, except as to payment of interest, if any, authenticated and delivered hereunder.
     Any temporary Global Security and any permanent Global Security shall, unless otherwise provided therein, be delivered to a Depositary designated pursuant to Section 301.
Section 305. Registration, Registration of Transfer and Exchange.
     The Company shall cause to be kept at the Corporate Trust Office of the Trustee for the Securities of each series a register (the register maintained in such office being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Securities and of transfers of the Securities. The Trustee for the Securities of each series is hereby initially appointed “Security Registrar” for the purpose of registering the Securities and transfers of the Securities of such series as herein provided.
     Upon surrender for registration of transfer of any Security of any particular series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee for the Securities of each series shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, and of a like Stated Maturity and of a like series and aggregate principal amount and with like terms and conditions.
     Except as set forth below, at the option of the Holder, the Securities of any particular series may be exchanged for other Securities of any authorized denominations, and of a like Stated Maturity and of a like series and aggregate principal amount and with like terms and conditions upon surrender of the

Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee for such Securities shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     Notwithstanding any other provision of this Section or Section 304, unless and until it is exchanged in whole or in part for the Securities in definitive form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.
     Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee for such Securities shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     If at any time the Depositary for the Securities of a series in registered form notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 303, the Company shall appoint a successor Depositary with respect to the Securities for such series. If (i) a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (ii) the Company delivers to the Trustee for the Securities of such series in registered form a Company Order stating that the Securities of such series shall be exchangeable, or (iii) an Event of Default under Section 501 hereof has occurred and is continuing with respect to the Securities of such series, the Company’s election pursuant to Section 301 shall no longer be effective with respect to the Securities for such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of the definitive Securities of such series, will authenticate and deliver the Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or the Securities representing such series in exchange for such Global Security or the Securities.
     The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or the Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of the definitive Securities of such series, will authenticate and deliver, the Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or the Securities representing such series in exchange for such Global Security or the Securities.
     If specified by the Company pursuant to Section 301 with respect to a series of the Securities in registered form, the Depositary for such series of the Securities may surrender a Global Security for such series of the Securities in exchange in whole or in part for the Securities of such series of like tenor and terms and in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, without service charge, (i) to each Person specified by such Depositary a new Security or Securities of the same series, of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and (ii) to such Depositary a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of the Securities delivered to Holders thereof.

     Upon the exchange of a Global Security for the Securities in definitive form representing the aggregate principal amount of such Global Security, such Global Security shall be cancelled by the Trustee. The Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.
     All of the Securities issued upon any registration of transfer or exchange of the Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such series duly executed, by the Holder thereof or his attorney duly authorized in writing.
     No service charge shall be made for any registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.
     The Company shall not be required (i) to issue, register the transfer of or exchange the Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the Securities of that series selected for redemption under Section 1104 and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption as a whole or in part, except the unredeemed portion of any Security being redeemed in part.
     Furthermore, notwithstanding any other provision of this Section 305, the Company will not be required to exchange any Securities if, as a result of the exchange, the Company would suffer adverse consequences under any United States law or regulation.
Section 306. Mutilated, Destroyed, Lost and Stolen Securities.
     If (i) any mutilated Security is surrendered to the Trustee for such Security or the Company and the Trustee for a Security receive evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) there is delivered to the Company and such Trustee such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or such Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall execute and upon its request such Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security a new Security of the same series and in a like principal amount and of a like Stated Maturity and with like terms and conditions, and bearing a number not contemporaneously outstanding appertaining to such mutilated, destroyed, lost or stolen Security.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee for such Security such security or indemnity as may be required by them to save each of them harmless, and in case of destruction, loss or theft, evidence satisfactory to the Company and such Trustee and any agent of any of them of the destruction, loss or theft of such Security and the ownership thereof.
     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Trustee for such Security) connected therewith.
     Every new Security of any series, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and each such new Security shall be at any time enforceable by anyone, and each such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 307. Payment of Interest; Interest Rights Preserved.
     Except as otherwise contemplated by Section 301 with respect to any series of the Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Security, be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment in respect of the Securities of such series, except that, unless otherwise provided in the Securities of such series, interest payable on the Stated Maturity of the principal of a Security shall be paid to the Person to whom principal is paid. The initial payment of interest on any Security of any series that is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security or in the Board Resolution or Officers’ Certificate pursuant to Section 201 with respect to the related series of the Securities.
     Unless otherwise provided with respect to the Securities of any series, payment of interest may be made at the Corporate Trust Office or, at the option of the Company in the case of the Securities, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, a Holder of $1,000,000 or more in aggregate principal amount of the Securities of any series in definitive form, whether having identical or different terms and provisions, having the same Interest Payment Dates will, at the option of the Company, be entitled to receive interest payments, other than at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee for the Securities of such series at least 15 days prior to the applicable Interest Payment Date. Any wire instructions received by the Trustee for the Securities of such series shall remain in effect until revoked by the Holder.
     Any interest on any Security of any particular series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of that series (or their respective Predecessor Securities)

are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee for the Securities of such series in writing of the amount of Defaulted Interest proposed to be paid on each Security of that series and the date of the proposed payment, and at the same time the Company shall deposit with such Trustee an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series), equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to such Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon such Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by such Trustee of the notice of the proposed payment. Such Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest, which notice shall be prepared by the Company and shall be acceptable to the Trustee, and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of the Securities of that series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of that series (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Company may make payment of any Defaulted Interest on the Securities of any particular series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the series in respect of which interest is in default, may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee for the Securities of such series of the proposed manner of payment pursuant to this clause, such manner of payment shall be deemed practicable by such Trustee.
     Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
Section 308. Persons Deemed Owners.
     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee for such Security and any agent of the Company or such Trustee shall treat the Person in whose name any such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, such Trustee or any agent of the Company or such Trustee shall be affected by notice to the contrary.
     None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 309. Cancellation.
     All of the Securities surrendered for payment, redemption, registration of transfer or exchange, or delivered in satisfaction of any sinking fund payment, shall, if surrendered to any Person other than the Trustee for such the Securities, be delivered to such Trustee and, in the case of the Securities, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for the Securities of a series for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all of the Securities so delivered shall be promptly cancelled by such Trustee. Notwithstanding any other provision of this Indenture to the contrary, in the case of a series, all the Securities of which are not to be originally issued at one time, a Security of such series shall not be deemed to have been Outstanding at any time hereunder if and to the extent that, subsequent to the authentication and delivery thereof, such Security is delivered to the Trustee for such Security for cancellation by the Company or any agent thereof upon the failure of the original purchaser thereof to make payment therefor against delivery thereof, and any Security so delivered to such Trustee shall be promptly cancelled by it. None of the Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee for such Securities shall be disposed of by such Trustee in accordance with its standard procedures and a certificate of disposition evidencing such disposition of the Securities shall be provided to the Company by such Trustee provided, however, that the Trustee shall not be required to destroy such cancelled Securities. Permanent Global Securities shall not be disposed of until exchanged in full for the definitive Securities or until payment thereon is made in full.
Section 310. Computation of Interest.
     Except as otherwise specified as contemplated by Section 301 for the Securities of any particular series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
Section 311. Ranking.
     The Securities shall constitute the senior indebtedness of the Company and shall rank pari passu in right of payment among themselves and with all of the other existing and future senior indebtedness of the Company.
ARTICLE 4
Satisfaction and Discharge
Section 401. Option to Effect Legal Defeasance or Covenant Defeasance.
     The Company may, at its option evidenced by a Board Resolution or an Officers’ Certificate, at any time, with respect to the Securities of any series, elect to have either Section 402 and/or 403 be applied to all of the Outstanding Securities of that series upon compliance with the conditions set forth below in this Article Four.
Section 402. Legal Defeasance and Discharge.
     Upon the Company’s exercise under Section 401 of the option applicable to this Section 402, the Company shall be deemed to have been discharged from its obligations with respect to all of the

Outstanding Securities of the particular series on the date the conditions set forth below in Section 404 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged all the obligations relating to the Outstanding Securities of that series and the Securities of that series shall thereafter be deemed to be “Outstanding” only for the purposes of Section 406, Section 408 and the other Sections of this Indenture referred to below in this Section 402, and to have satisfied all of its other obligations under such Securities and this Indenture and cured all then existing Events of Default (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Securities of the particular series, if any, to receive payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due or on the Redemption Date solely out of the trust created pursuant to this Indenture; (b) the Company’s obligations with respect to such Securities concerning issuing temporary Securities of that series, or, where relevant, registration of such Securities, mutilated, destroyed, lost or stolen Securities of that series and the maintenance of an office or agency for payment and money for the Securities payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee for the Securities of that series, and the Company’s obligations in connection therewith and with respect to the Company’s obligations to the Trustee under Section 607; and (d) this Article Four and the obligations set forth in Section 406 hereof.
     Subject to compliance with this Article Four, the Company may exercise its option under Section 402 notwithstanding the prior exercise of its option under Section 403 with respect to the Securities of a particular series. Following such defeasance, payment of such Securities may not be accelerated because of an Event of Default.
Section 403. Covenant Defeasance.
     Upon the Company’s exercise under Section 401 of the option applicable to this Section 403, the Company shall be released from any obligations under the covenants contained in Sections 801, 1007, 1008 and 1009 hereof (and any other covenant in addition to those set forth herein applicable to the Securities of any series pursuant to Section 301 hereof specified to be released as provided under this Section 403) with respect to the Outstanding Securities of the particular series, along with any additional covenants contained in such Security or any supplemental Indenture in connection therewith, on and after the date the conditions set forth below in Section 404 are satisfied (hereinafter, “Covenant defeasance”), and the Securities of that series shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities of that series appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or Event of Default under subsection 501(3) but, except as specified above, the remainder of this Indenture and the Securities of that series shall be unaffected thereby.
Section 404. Conditions to Legal or Covenant Defeasance.
     The following shall be the conditions to the application of either Section 402 or Section 403 to the Outstanding Securities of a particular series:

     (a) the Company must irrevocably deposit, or cause to be irrevocably deposited, with the Trustee for the Securities of that series, in trust, for the benefit of the Holders of the Securities of that series, cash in the currency or currency unit in which the Securities of that series are payable (except as otherwise specified pursuant to Section 301 for the Securities of that series), Government Obligations, or a combination thereof in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of (and premium, if any) and interest, if any, due on the outstanding Securities of that series at the Stated Maturity, or on the applicable Redemption Date, as the case may be, with respect to the outstanding Securities of that series;
     (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee for the Securities of that series an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that, subject to customary assumptions and exclusions, (1) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the Outstanding Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee for the Securities of that series an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (d) no Event of Default or event which with the giving of notice or the lapse of time, or both, would become an Event of Default with respect to the Securities of that series shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 501(4) or Section 501(5) shall have occurred and be continuing on the 91st day after such date;
     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company is a party or by which the Company is bound; and
     (f) the Company shall have delivered to the Trustee for the Securities of that series an Officers’ Certificate and an Opinion of Counsel in the United States (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
Section 405. Satisfaction and Discharge of Indenture.
     This Indenture will, upon Company Request, be discharged and will cease to be of further effect as to all of the Securities of any particular series issued hereunder when either (i) all of the Securities of that series theretofore authenticated and delivered (except (A) lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 306 and (B) the Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company or discharged from such trust, as provided in the last paragraph of Section 1003) have been delivered to the Trustee for cancellation or (ii) (A) all of the Securities of that series not theretofore delivered to the Trustee for cancellation are due and payable by their terms within one year or have become due and payable by reason of the making of a notice of redemption and the Company has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of cash in any combination of currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series), Government Obligations, or a combination thereof in such amounts as will be sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for the Securities of that series for cancellation for principal (and premium, if any) and accrued and unpaid interest, if any, to the Stated Maturity or Redemption Date, as the case may be; (B) the Company has paid, or caused to be paid, all sums payable by it under this Indenture; and (C) the Company has delivered irrevocable instructions to the Trustee for the Securities of that series under this Indenture to apply the deposited money toward the payment of such Securities at the Stated Maturity or the Redemption Date, as the case may be. In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee for the Securities of that series stating that all conditions precedent to satisfaction and discharge have been satisfied.
Section 406. Survival of Certain Obligations.
     Notwithstanding the satisfaction and discharge of this Indenture and of the Securities of a particular series referred to in Sections 401, 402, 404, or 405, the respective obligations of the Company and the Trustee for the Securities of a particular series under Sections 303, 304, 305, 309, 407, 408, 409, 410, and 508, Article Six, and Sections 701, 702, 1002, 1003 and 1006, shall survive with respect to the Securities of that series until the Securities of that series are no longer outstanding, and thereafter the obligations of the Company and the Trustee for the Securities of a particular series with respect to that series under Sections 407, 408, 409, and 410 shall survive. Nothing contained in this Article Four shall abrogate any of the obligations or duties of the Trustee of any series of the Securities under this Indenture.
Section 407. Acknowledgment of Discharge by Trustee.
     Subject to Section 410, after (i) the conditions of Section 404 or 405 have been satisfied with respect to the Securities of a particular series, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee for the Securities of that series an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee for the Securities of that series upon written request shall acknowledge in writing the discharge of all of the Company’s obligations under this Indenture except for those surviving obligations specified in this Article Four.
Section 408. Application of Trust Moneys.
     All money and Government Obligations deposited with the Trustee for the Securities of a particular series pursuant to Section 404 or 405 in respect of the Securities of that series shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of the Securities of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
     The Company shall pay and indemnify the Trustee for the Securities of a particular series against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 404 or 405 with respect to the Securities of that series or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of that series.
Section 409. Repayment to the Company; Unclaimed Money.
     The Trustee and any Paying Agent for a series of the Securities shall promptly pay or return to the Company upon Company Order any cash or Government Obligations held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest, if any, on the Securities of that series for which cash or Government Obligations have been deposited pursuant to Section 404 or 405.
     Any money deposited with the Trustee or any Paying Agent for the Securities of any series, or then held by the Company, in trust for the payment of the principal of (and premium, if any) and interest, if any, on any Security of any particular series and remaining unclaimed for two years after such principal (and premium, if any) and interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trusts; and the Holder of such Security shall, thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of such Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that such Trustee or such Paying Agent, before being required to make any such repayment may give written notice to the Holder of such Security in the manner set forth in Section 106, that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Company, as the case may be.
Section 410. Reinstatement.
     If the Trustee or Paying Agent for a series of the Securities is unable to apply any cash or Government Obligations, as applicable, in accordance with Section 402, 403, 404 or 405 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities of that series shall be revived and reinstated as though no deposit had occurred pursuant to Section 402, 403, 404 or 405 until such time as the Trustee or Paying Agent for that series is permitted to apply all such cash or Government Obligations in accordance with Section 402, 403, 404 or 405; provided, however, that if the Company has made any payment of principal (and premium, if any) and interest, if any, on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash or Government Obligations, as applicable, held by such Trustee or Paying Agent.
ARTICLE 5
Remedies
Section 501. Events of Default.
     “Event of Default” wherever used herein with respect to any particular series of the Securities means any one of the following events and such other events as may be established with respect to the

Securities of such series as contemplated by Section 301 (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of any interest upon any Security of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or
     (2) default in the payment of the principal of or premium, if any, on any Security of such series at its Maturity, upon optional redemption, upon declaration or otherwise; or
     (3) default in the performance of, or breach of, any covenant or warranty of the Company in this Indenture applicable to such series of the Securities (other than (i) the obligations of the Company under Section 1009(1) and 1010 and (ii) a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee for the Securities of such series or to the Company and such Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (4) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect to the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or
     (5) the commencement by the Company for a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of such action.
Section 502. Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default with respect to any particular series of the Securities occurs and is continuing (other than an Event of Default described in Section 501(4) or 501(5) with respect to the Company), then and in every such case either the Trustee for the Securities of such series or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the entire principal amount of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to such Trustee if given by Holders), and upon any such declaration of acceleration of such principal or such lesser amount, as the case may be, together with accrued interest and all other amounts owing hereunder, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.
     If any Event of Default specified in Section 501(4) or 501(5) occurs with respect to the Company, all of the unpaid principal amount and accrued interest on all of the Securities of each series then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Holder.
     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee for the Securities of any series as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and such Trustee, may rescind and annul such declaration and its consequences if:
     (1) the Company has paid or deposited with such Trustee a sum sufficient to pay in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series):
(i) all overdue interest on all the Securities of that series;
(ii) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon from the date such principal became due at a rate per annum equal to the rate borne by the Securities of such series, to the extent that the payment of such interest shall be legally enforceable;
(iii) to the extent that payment of such interest is lawful, interest upon overdue interest at a rate per annum equal to the rate borne by the Securities of such series; and
(iv) all sums paid or advanced by such Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 607;
     and
     (2) all Events of Default with respect to the Securities of such series, other than the nonpayment of the principal of the Securities of that series which has become due solely by such acceleration, have been cured or waived as provided in Section 513. No such rescission shall affect any subsequent default or impair any right consequent thereon.
Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if:

     (1) default is made in the payment of any interest upon any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days; or
     (2) default is made in the payment of the principal of (or premium, if any, on) any Security of any series at its Maturity;
the Company will, upon demand of the Trustee for the Securities of such series, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium if any) and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at a rate per annum equal to the rate borne by such Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 607.
     If the Company fails to pay such amounts forthwith upon such demand, such Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding against the Company for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities of such series, wherever situated.
     If an Event of Default with respect to the Securities of any particular series occurs and is continuing, the Trustee for the Securities of such series may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of that series by such appropriate judicial proceedings as such Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 504. Trustee May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or any other obligor upon the Securities of any series or the property of the Company or of such other obligor or their creditors, the Trustee for the Securities of such series (irrespective of whether the principal of any Security of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether such Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise
     (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of such Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 607) and of the Holders of the Securities of such series allowed in such judicial proceeding; and
     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of the Securities to make such payments to such Trustee, and in the event that such Trustee shall consent to the making of such payments directly to the Holders of the Securities, to pay to such Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, and any other amounts due such Trustee under Section 607.
     Nothing herein contained shall be deemed to authorize the Trustee for the Securities of any series to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof, or to authorize the Trustee for the Securities of any series to vote in respect of the claim of any Holder in any such proceeding for the election of a trustee in bankruptcy or other person performing similar functions.
Section 505. Trustee May Enforce Claims Without Possession of Securities.
     All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee for the Securities of any series without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by such Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 607, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
Section 506. Application of Money Collected.
     Any money collected by the Trustee for the Securities of any series pursuant to this Article with respect to the Securities of such series shall be applied in the following order, at the date or dates fixed by such Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     First: To the payment of all amounts due such Trustee under Section 607;
     Second: To the payment of the amounts then due and unpaid upon the Securities for principal of (and premium, if any) and interest, if any, on such Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively; and
     Third: The balance, if any, to the Company.
Section 507. Limitation on Suits.
     Subject to Section 508, no Holder of any Security of any particular series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (1) an Event of Default with respect to that series shall have occurred and be continuing and such Holder shall have previously given written notice to the Trustee for the

Securities of such series (other than with respect to an Event of Default referred to in Sections 501(4) and (5)) of such default and the continuance thereof;
     (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee for the Securities of such series to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to such Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) such Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;
it being understood and intended that no one or more Holders of the Securities of that series shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of the Securities of that series, or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the Securities of that series.
Section 508. Unconditional Right of Holders to Receive Principal (and Premium, if any) and Interest, if any.
     Notwithstanding any other provision in this Indenture, the Holder of any Security of any series shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
Section 509. Restoration of Rights and Remedies.
     If the Trustee for the Securities of any series or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Trustee or to such Holder, then and in every such case the Company, such Trustee and the Holders of the Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Trustee and such Holders shall continue as though no such proceeding had been instituted.
Section 510. Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee for the Securities of any series or to the Holders of the Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 511. Delay or Omission Not Waiver.
     No delay or omission of the Trustee for the Securities of any series or of any Holder of any Security of such series to exercise any right or remedy accruing upon any Event of Default with respect to the Securities of such series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to such Trustee for the Securities of any series or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Trustee or by the Holders, as the case may be.
Section 512. Control by Holders.
     The Holders of a majority in principal amount of the Outstanding Securities of any particular series affected thereby shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for the Securities of such series with respect to the Securities of that series or exercising any trust or power conferred on such Trustee with respect to such Securities, provided that:
     (1) such direction shall not be in conflict with any rule of law or with this Indenture and cannot involve the Trustee in personal liability;
     (2) such Trustee may take any other action deemed proper by such Trustee which is not inconsistent with such direction; and
     (3) subject to the provisions of Section 601, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Responsible Officers of the Trustee shall, in good faith, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.
Section 513. Waiver of Past Defaults.
     The Holders of not less than a majority in principal amount of the Outstanding Securities of any particular series may on behalf of the Holders of all the Securities of that series waive any past default hereunder with respect to that series and its consequences, except:
     (1) a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of that series; or
     (2) a default with respect to a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514. Undertaking for Costs.
     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for the Securities of any series for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee for the Securities of any series, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any particular series or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).
Section 515. Waiver of Stay or Extension Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee for any series of the Securities, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 6
The Trustee
Section 601. Certain Duties and Responsibilities.
     (a) Except during the continuance of an Event of Default with respect to the Securities of any series for which the Trustee is serving as such,
     (1) such Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against such Trustee; and
     (2) in the absence of bad faith on its part, such Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to such Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to such Trustee, such Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or the facts stated therein).
     (b) In case an Event of Default with respect to a series of the Securities has occurred and is continuing, the Trustee for the Securities of such series shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.
     (c) No provision of this Indenture shall be construed to relieve the Trustee for the Securities of any series from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;
     (2) such Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (3) such Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any particular series, determined as provided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred upon such Trustee, under this Indenture with respect to the Securities of that series; and
     (4) no provision of this Indenture shall require the Trustee for any series of the Securities to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee for any series of the Securities shall be subject to the provisions of this Section.
Section 602. Notice of Defaults.
     Within 90 days after the occurrence of any default hereunder with respect to the Securities of any particular series, the Trustee for the Securities of such series shall give to Holders of the Securities of that series, in the manner set forth in Section 106, notice of such default known to a Responsible Officer of such Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of that series, or in the deposit of any sinking fund payment with respect to the Securities of that series, such Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of such Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders of the Securities of that series. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of that series.
Section 603. Certain Rights of Trustee.
     Except as otherwise provided in Section 601:

(a) the Trustee for any series of the Securities may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, discretion, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;
(c) whenever in the administration of this Indenture such Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate or an Opinion of Counsel, or both which shall comply with Section 102;
(d) such Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(e) such Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of the Securities of any series pursuant to this Indenture for which it is acting as Trustee, unless such Holders shall have offered to such Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(f) such Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, discretion, consent, order, bond, debenture or other paper or document, but such Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters at it may see fit, and, if such Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
(g) such Trustee may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the part of any of them;
(h) such Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
(i) such Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to such Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
(k) such Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and
(l) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
Section 604. Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication thereof shall be taken as the statements of the Company, as the case may be, and neither the Trustee for any series of the Securities, nor any Authenticating Agent, assumes any responsibility for their correctness. The Trustee for any series of the Securities makes no representations as to the validity or sufficiency of this Indenture or of the Securities of any series, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities, and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and correct, subject to the qualifications set forth therein. Neither the Trustee for any series of the Securities nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.
Section 605. May Hold Securities.
     The Trustee for any series of the Securities, any Authenticating Agent, Paying Agent, Security Registrar or any other agent of the Company, or such Trustee, in its individual or any other capacity, may become the owner or pledgee of the Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.
Section 606. Money Held in Trust.
     Money held by the Trustee for any series of the Securities in trust hereunder need not be segregated from other funds except as provided in Section 408 and except to the extent required by law. The Trustee for any series of the Securities shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company in writing, as the case may be.
Section 607. Compensation and Reimbursement.
     The Company agrees:
     (1) to pay to the Trustee for any series of the Securities as the Company and the Trustee shall agree in writing from time to time, such compensation in Dollars for all services rendered by it hereunder as shall be agreed upon in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee for any series of the Securities in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by such Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (3) to indemnify such Trustee or any predecessor Trustee and their agents in Dollars for, and to hold them harmless against, any loss, damage, claims, liability or expense (including the reasonable compensation and expenses and disbursements of its agents and counsel and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim, whether asserted by the Company or any Holder or any other Person, or liability in connection with the exercise or performance of any of their powers or duties hereunder. This indemnification shall survive termination of the Indenture.
     As security for the performance of the obligations of the Company under this Section, the Trustee for any series of the Securities shall have a lien prior to the Securities upon all property and funds held or collected by such Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on the particular Securities.
     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(4) or Section 501(5), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.
Section 608. Disqualification; Conflicting Interests.
     The Trustee for the Securities shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time required thereby. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded the Securities of any particular series of the Securities other than that series.
Section 609. Corporate Trustee Required; Different Trustees for Different Series; Eligibility.
     There shall at all times be a Trustee hereunder which shall be
          (i) a corporation or banking company organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by federal or state authority, or
          (ii) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation, or other order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to a United States institutional trustee, having a combined capital and surplus of at least $50,000,000 and being a corporation organized and doing business under the laws of the United States , authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under the common control of the Company shall serve as Trustee for the Securities. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article.
Section 610. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee for the Securities of any series and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.
     (b) The Trustee for the Securities of any series may resign at any time with respect to the Securities of such series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee for the Securities of such series within 60 days after the giving of such notice of resignation, the resigning Trustee, at the Company’s expense, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
     (c) The Trustee for the Securities of any series may be removed at any time with respect to the Securities of such series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to such Trustee and to the Company.
     (d) If at any time:
     (1) the Trustee for the Securities of any series shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 608 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of such series for at least six months, unless the Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act, or
     (2) such Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (3) such Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove such Trustee and appoint a successor Trustee or (ii) subject to Section 514, any Holder who has been a bona fide

Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.
     (e) If the Trustee for the Securities of any series shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for the Securities of any series for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of such series and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of such series shall have not been appointed by the Company pursuant to this Section 610, then a successor Trustee may be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee. If no successor Trustee for the Securities of such series shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner required by Section 611, and if such Trustee to be replaced is still incapable of acting, any Holder who has been a bona fide Holder of a Security of such series for at least six months, on behalf of himself and all others similarly situated, or the retiring Trustee, at the Company’s expense, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner and to the extent provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of that series and the address of its Corporate Trust Office.
Section 611. Acceptance of Appointment by Successor.
     (a) Every such successor Trustee appointed hereunder with respect to the Securities of any series shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its fees and expenses, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
     (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all of the Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly, upon payment of any fees and expenses due and owing to it hereunder with respect to such series, assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
     (c) Upon request of any such successor Trustee, the Company shall execute reasonable instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Subsections (a) or (b) of this Section, as the case may be.
     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee for the Securities of any series shall be qualified and eligible under this Article.
Section 612. Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee for the Securities of any series may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee or the Authenticating Agent for such series then in office, any successor by merger, conversion or consolidation to such authenticating Trustee or Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Securities.
Section 613. Preferential Collection of Claims Against Company.
     The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.
Section 614. Authenticating Agents.
     At any time when any of the Securities of any series remain Outstanding, the Trustee for the Securities of such series may, subject to its sole discretion, appoint one or more Authenticating Agents with respect to the Securities of such series, which may include the Company or any Affiliate of the Company, with power to act on the Trustee’s behalf and subject to its discretion in the authentication and delivery of the Securities of such series in connection with transfers and exchanges under Sections 304, 305 and 1107 as fully to all intents and purposes as though such Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver the Securities of such series. For all purposes of this Indenture, the authentication and delivery of the Securities of such series by an Authenticating Agent for such Securities pursuant to this Section shall be deemed to be authentication and delivery of such Securities “by the Trustee” for the Securities of such series. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by a federal or state authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or the requirements of such supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent for any series of the Securities shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.
     Any Authenticating Agent for any series of the Securities may resign at any time by giving written notice of resignation to the Trustee for such series and to the Company. The Trustee for any series of the Securities may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company in the manner set forth in Section 105. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent for any series of the Securities shall cease to be eligible under this Section, the Trustee for such series may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall give written notice of such appointment to all Holders of the Securities of such series in the manner set forth in Section 106. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.
     If an appointment with respect to one or more series of the Securities is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certification of authentication, an alternate certificate of authentication in the following form:
     “This is one of the Securities of the series designated therein described in the within-mentioned Indenture.
The Bank of New York Trust Company, N.A., as Trustee

By		By
	As Authenticating Agent		Authorized Signatory”

ARTICLE 7
Holders’ Lists and Reports by Trustee and the Company
Section 701. Company to Furnish Trustee Names and Addresses of Holders.
     With respect to each particular series of the Securities, the Company will furnish or cause to be furnished to the Trustee for the Securities of such series,
     (a) semi-annually, not more than 15 days after each Regular Record Date relating to the Securities of each series at the time Outstanding (or, if there is no Regular Record Date relating to that series, on June 30 and December 31), a list, in such form as such Trustee may reasonably require, containing all the information in the possession or control of the Company or any of its Paying Agents other than such Trustee as to the names and addresses of the Holders of that series as of such dates,
     (b) on semi-annual dates of each year to be determined pursuant to Section 301 if the Securities of such series do not bear interest, a list of similar form and content, and
     (c) at such other times as such Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by such Trustee in its capacity as Security Registrar for the Securities of such series, if so acting.
Section 702. Preservation of Information; Communications to Holders.
     (a) The Trustee for each series of the Securities shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of the Securities of such series contained in the most recent lists furnished to such Trustee as provided in Section 701 and the names and addresses of Holders of the Securities of such series received by such Trustee in its capacity as Security Registrar for such series, if so acting. The Trustee for each series of the Securities may destroy any list relating to such series of the Securities furnished to it as provided in Section 701 upon receipt of a new list relating to such series so furnished.
     (b) If three or more Holders of the Securities of any particular series (hereinafter referred to as “applicants”) apply in writing to the Trustee for the Securities of any such series, and furnish to such Trustee reasonable proof that each such applicant has owned a Security of that series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of the Securities of that series with respect to their rights under this Indenture or under the Securities of that series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then such Trustee shall, within five Business Days after the receipt of such application, at its election, either
     (i) afford such applicants access to the information preserved at the time by such Trustee in accordance with Section 702(a), or
     (ii) inform such applicants as to the approximate number of Holders of the Securities of that series whose names and addresses appear in the information preserved at the time by such Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.
     If any such Trustee shall elect not to afford such applicants access to that information, such Trustee shall, upon the written request of such applicants, mail to each Holder of the Securities of that series whose name and address appears in the information preserved at the time by such Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to such Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, such Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of such Trustee, such mailing would be contrary to the best interests of the Holders of the Securities of that series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, such Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise such Trustee shall be relieved of any obligation or duty to such applicants respecting their application.
     (c) Every Holder of the Securities of each series, by receiving and holding the same, agrees with the Company and the Trustee for the Securities of such series that neither the Company nor such Trustee, nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of the Securities of such series in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).
Section 703. Reports by Trustee.
     (a) Within 60 days after March 15 of each year, the Trustee for the Securities of each series shall mail to each Holder of the Securities of such series entitled to receive reports pursuant to Section 1009(3), a brief report dated as of such date that complies with Section 313(a) of the Trust Indenture Act. The Trustee for the Securities of each series shall also comply with Sections 313(b), 313(c) and 313(d) of the Trust Indenture Act.
     (b) Reports so required to be transmitted at stated intervals of not more than 23 months shall be transmitted within 60 days after May 15 of each calendar year, commencing with May 15, 2007 after the first issuance of the Securities under this Indenture.
     (c) At the time that the Trustee for the Securities of each series mails such a report to the Holders of the Securities of such series, each such Trustee shall file a copy of that report with the Commission and with each stock exchange on which the Securities of that series are listed. The Company shall provide notice to the appropriate Trustee when the Securities of any series are listed on any stock exchange.

ARTICLE 8
Consolidation, Merger, Conveyance, Transfer or Lease
Section 801. Company May Consolidate, Etc., Only on Certain Terms.
     The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company, unless:
     (1) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership, limited liability company or trust, shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee for each series of the Securities, in form satisfactory to each such Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;
     (2) immediately after giving effect to such transaction, no Event of Default with respect to any series of the Securities, and no event which, after notice or lapse of time or both, would become an Event of Default with respect to any series of the Securities, shall have happened and be continuing;
     (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary to effectively secure any series of the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and
     (4) the Company has delivered to the Trustee for each series of the Securities an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
Section 802. Successor Person Substituted.
     Upon any consolidation of the Company with, or merger by the Company into, any other Person or conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 9
Supplemental Indentures
Section 901. Consent, Waiver or Amendment Without Consent of Holders.
     The Company and the Trustee may amend, waive, supplement or otherwise modify this Indenture, one or more series of the Securities, individually or collectively, or any other agreement or instrument entered into in connection with this Indenture without notice to or consent of any Holder:
     (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities; or
     (2) to add to the covenants of the Company, for the benefit of the Holders of all or any particular series of the Securities (and, if such covenants are to be for the benefit of fewer than all series of the Securities, stating that such covenants are being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or
     (3) to add any additional Events of Default with respect to any or all series of the Securities (and, if any such Event of Default applies to fewer than all series of the Securities, stating each series to which such Event of Default applies); provided, however, that in respect of any such additional Events of Default, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may limit the remedies available to the Trustee upon such default or may limit the right of Holders of a majority in aggregate principal amount of that or those series of the Securities to which such additional Events of Default apply to waive such default; or
     (4) to pledge property to the Trustee as security for the Securities; or
     (5) to add guarantees with respect to the Securities of any or all of the Securities; or
     (6) to evidence and provide for the acceptance of appointment hereunder of a Trustee other than The Bank of New York Trust Company, N.A. as Trustee for a series of the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609; or
     (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or
     (8) to add to or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act or to maintain the qualification of this Indenture under the Trust Indenture Act; or
     (9) to issue and establish the form and terms and conditions of any series of the Securities; or

     (10) to cure any ambiguity or mistake, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Securities, or to make any other provisions with respect to matters or questions arising under this Indenture (including as to any particular series, to conform the terms of such Series to the provisions of the description of such series set forth in any final offering memorandum or final prospectus relating to the initial issuance of such Series to the extent that such description provisions are intended to be a verbatim recitation of terms applicable to the series), provided such action shall not adversely affect the interests of the Holders in any material respect; or
     (11) to provide for uncertificated Securities in addition to or in place of certificated Securities; or
     (12) to comply with the rules of any applicable securities depositary.
     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of any documents requested under Section 603(c) and (d), the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 902. Supplemental Indentures With Consent of Holders.
     With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by the modification or waiver, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:
     (1) reduce the principal or any premium or change the Stated Maturity thereof on any Security of such series; or
     (2) reduce the rate of, or change the Stated Maturity of, any payment of interest on any Security of such series; or
     (3) change the currency or currency unit in which principal, premium or interest are payable on the Securities of any series or change the Place of Payment thereof; or
     (4) reduce the percentage in principal amount of the Outstanding Securities of any particular series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or
     (5) modify the right of any Holder to receive or sue for payment of principal, premium or interest that would be due at the Stated Maturity thereof; or

     (6) expressly subordinate the obligations of any series of the Securities to other Indebtedness of the Company.
A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of the Securities, or which modifies the rights of the Holders of the Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of the Securities of any other series.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
Section 903. Execution of Supplemental Indentures.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee for any series of the Securities shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent herein provided for relating to such actions have been complied with. The Trustee for any series of the Securities may, but shall not be obligated to, enter into any such supplemental indenture which affects such Trustee’s own rights, liabilities, duties or immunities under this Indenture or otherwise.
Section 904. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture with respect to any series of the Securities under this Article, this Indenture with respect to such series of the Securities shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of the Securities of such series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
Section 905. Conformity With Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
Section 906. Reference in Securities to Supplemental Indentures.
     The Securities of any particular series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee for the Securities of such series, bear a notation in form approved by such Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and such Securities may be authenticated and delivered by such Trustee in exchange for the Outstanding Securities of such series.

ARTICLE 10
Covenants
Section 1001. Payment of Principal (and Premium, if any) and Interest, if any.
     The Company agrees, for the benefit of each particular series of the Securities, that it will duly and punctually pay in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) the principal of (and premium, if any) and interest, if any, on that series of the Securities in accordance with the terms of the Securities of such series and this Indenture. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or a Paying Agent (other than the Company or an Affiliate of the Company) holds on that date immediately available funds designated for and sufficient to pay such installment.
Section 1002. Maintenance of Office or Agency.
     The Company will maintain in each Place of Payment for that series an office or agency where the Securities of that series may be presented or surrendered for payment, an office or agency where the Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company with respect to the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee for the Securities of that series of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of the Securities or shall fail to furnish the Trustee for the Securities of that series with the address thereof, such presentations (to the extent permitted by law), and surrenders of the Securities of that series may be made and notices and demands may be made or served at the Corporate Trust Office of such Trustee.
     Unless otherwise specified with respect to any Securities pursuant to Section 301 with respect to a series of the Securities, the Company hereby designates as a Place of Payment for each series of the Securities the office or agency of the Company in the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.
Section 1003. Money for Securities Payments To Be Held in Trust.
     If the Company shall at any time act as its own Paying Agent with respect to any particular series of the Securities, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee in writing for the Securities of such series of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents for any particular series of the Securities, it will, prior to each due date of the principal of (and premium, if any) or interest, if any, on any such Securities, deposit with a Paying Agent for the Securities of such series a sum (in the currency or currency unit described in the preceding paragraph) sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee for the Securities of such series) the Company will promptly notify such Trustee in writing of its action or failure so to act.
     The Company will cause each Paying Agent for any particular series of the Securities other than the Trustee for the Securities of such series to execute and deliver to such Trustee an instrument in which such Paying Agent shall agree with such Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on the Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give such Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (or premium, if any) and interest, if any, on the Securities of that series; and
     (3) at any time during the continuation of any such default, upon the written request of such Trustee, forthwith pay to such Trustee all sums so held in trust by such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee for the Securities of any series all sums held in trust by the Company or such Paying Agent, such sums to be held by such Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to such Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Section 1004. Intentionally Omitted.
Section 1005. Statements as to Compliance.
     The Company will deliver to the Trustee for each series of the Securities, within 120 days after the end of each fiscal year, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating that:
     (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision; and
     (2) to the best of his knowledge, based on such review, the Company is in compliance with all conditions and covenants under this Indenture.
     For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.
Section 1006. Corporate Existence.
     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company.

Section 1007. Restrictions on Secured Debt.
     (a) The Company will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (hereinafter in this Article called “Debt”), secured by a pledge of, or mortgage or other lien on, any Principal Property, now owned or hereafter owned by the Company or any Restricted Subsidiary, or any shares of Capital Stock or Debt of any Restricted Subsidiary (hereinafter in this Article called “Lien” or “Liens”), without effectively providing that the Securities (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Securities) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured; provided, however, that this Section shall not apply to, and there shall be excluded from secured Debt in any computation under this Section, Debt secured by:
     (i) Liens on any Principal Property acquired (whether by merger, consolidation, purchase, lease or otherwise), constructed or improved by the Company or any Restricted Subsidiary after the date of this Indenture which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date of this Indenture;
     (ii) Liens on any property, shares of capital stock or Debt existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including Liens on property, shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary);
     (iii) Liens in favor of, or which secure Debt owing to, the Company or any Restricted Subsidiary;
     (iv) Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof or political entity affiliated therewith, or in favor of any other country, or any political subdivision thereof, to secure, progress, advance or other payments, or other obligations, pursuant to any contract or statute, or to secure any Debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings);
     (v) Liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar Liens arising in the ordinary course of business, or governmental (federal, state or municipal) Liens arising out of contracts for the sale of products or services by the Company or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;
     (vi) pledges or deposits under workmen’s compensation, unemployment insurance or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Company or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;
     (vii) Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party;
     (viii) Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;
     (ix) Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of the business of the Company or such Restricted Subsidiary and which do not, in the opinion of the Company, materially detract from the value of such properties;
     (x) Liens existing on the Issue Date;
     (xi) Liens on cash and cash equivalents securing derivatives obligations; provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $100,000,000;
     (xii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (b) such deposit account is not intended to provide collateral to the depository institution; or
     (xiii) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (i) to (xii), inclusive; provided that (1) such extension, renewal or replacement Lien shall be limited to all or a part of the same property, shares of stock or Debt that secured the Lien extended, renewed or replaced (plus improvements on such property) and (2) the Debt secured by such Lien at such time is not increased.
     (b) Notwithstanding the restrictions contained in subsection (a) of this Section, the Company and its Restricted Subsidiaries, or any of them, may incur, issue, assume or guarantee Debt secured by Liens without equally and ratably securing the Securities of each Series then Outstanding; provided that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all outstanding Debt secured by Liens which could not have been incurred, issued, assumed or guaranteed by the Company or a Restricted Subsidiary without equally and ratably securing the Securities of each Series then Outstanding except for the provisions of this subdivision (b), together with the aggregate amount of Attributable Debt incurred pursuant to subsection (b) of Section 1008, does not at such time exceed the greater of (i) $300,000,000 or (ii) 15% of Consolidated Net Tangible Assets of the Company.
     (c) Notwithstanding the foregoing, any Lien securing the Securities granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by all holders of the Debt secured by the Lien giving rise to the Lien securing the Securities (including any deemed release upon payment in full of all obligations under such Debt), or, with respect to any particular Principal Property or Capital Stock of any particular Restricted Subsidiary securing the Securities, upon any sale, exchange or transfer to any person not an Affiliate of the Company of such Principal Property or Capital Stock.
Section 1008. Restrictions on Sale and Leaseback Transactions.
     (a) The Company will not itself, and it will not permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Restricted Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or a Restricted Subsidiary for a period, including renewals, in excess of three years of any Principal Property which has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a “Sale and Leaseback Transaction”) unless either:
     (i) the Company or such Restricted Subsidiary would, at the time of entering into such arrangement, be entitled, without equally and ratably securing the Securities of each series then Outstanding, to incur Debt secured by a Lien on such property, pursuant to paragraphs (i) to (xiii), inclusive, of Section 1007; or
     (ii) the Company within 360 days after the sale or transfer shall have been made by the Company or by a Restricted Subsidiary, applies an amount not less than the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement to (x) the retirement of Funded Debt of the Company; provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (1) the principal amount of any Securities delivered within 360 days after such sale to the Trustee for retirement and cancellation, and (2) the principal amount of Funded Debt, other than the Securities, voluntarily retired by the Company within 360 days after such sale or (y) the purchase, construction or development of other property, facilities or equipment used or useful in the Company’s or its Restricted Subsidiaries’ business. Notwithstanding the foregoing, no retirement referred to in this clause (a)(ii) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision. This restriction will not apply to a Sale and Leaseback Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years.
     (b) Notwithstanding the restrictions contained in subsection (a) of this Section, the Company and its Restricted Subsidiaries, or any of them, may enter into a Sale and Leaseback Transaction; provided that at the time of such transaction, after giving effect thereto and to the retirement of any Funded Debt which is concurrently being retired, the aggregate amount of all Attributable Debt in respect of Sale and Leaseback Transactions existing at such time which could not have been entered into except for the provisions of this subsection (b), together with the aggregate amount of all outstanding Debt incurred pursuant to subsection (b) of Section 1007, does not at such time exceed the greater of (i) $300,000,000 or (ii) 15% of Consolidated Net Tangible Assets of the Company.

     (c) A Sale and Leaseback Transaction shall not be deemed to result in the creation of a Lien.
Section 1009. Reports By Company.
     The Company shall:
     (1) file with the Trustee (electronically or in hard copy), within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for the purposes of determining compliance with any provision of this Indenture;
     (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (3) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by the rules and regulations prescribed from time to time by the Commission; provided the Company will be deemed to have furnished such reports to Holders of the Securities if it has filed such reports with the Commission using the EDGAR filing system and such reports are publicly available via EDGAR.
     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Section 1010. Statement by Officers as to Default.
     The Company shall deliver to the Trustee, as promptly as practicable and in any event within 10 business days after the Company becomes aware of the occurrence of a breach of a covenant in this Article 10 or an Event of Default specified in Section 501(4) or (5), an Officers’ Certificate setting forth the details of such breach or Event of Default and the action which the Company proposes to take with respect thereto.

ARTICLE 11
Redemption of Securities
Section 1101. Applicability of This Article.
     Redemption of the Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern.
Section 1102. Election to Redeem; Notice to Trustee.
     The election of the Company to redeem any Securities of any series shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any particular series, the Company shall, at least 30 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee for the Securities of such series) notify such Trustee in writing by Company Request of such Redemption Date and of the principal amount of the Securities of that series to be redeemed and provide the additional information required to be included in the notice or notices contemplated by Section 1104 and shall deliver to such Trustee such documentation and records as shall enable such Trustee to select the Securities to be redeemed pursuant to Section 1103. In the case of any redemption of the Securities of any series prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee for the Securities of such series with an Officers’ Certificate evidencing compliance with such restriction.
Section 1103. Selection by Trustee of Securities to Be Redeemed.
     If less than all the Securities are to be redeemed, the Company may select the series to be redeemed, and if less than all the Securities of any series are to be redeemed, the particular Securities of that series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee for the Securities of such series, from the Outstanding Securities of that series not previously called for redemption, by such method as such Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Securities of that series, or any integral multiple thereof) of the principal amount of the Securities of that series of a denomination larger than the minimum authorized denomination for the Securities of that series pursuant to Section 302 in the currency or currency unit in which the Securities of such series are denominated.
     The Trustee for the Securities of any series to be redeemed shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
     Notwithstanding anything else contained in this Section 1103, the selection of the Securities, or portions thereof, that are represented by a Global Security or that are held by or on behalf of a Depositary, in the case of any partial redemption, shall also be made in accordance with the applicable rules and procedures of such Depositary and neither the Trustee nor the Company shall have any liability or responsibility with respect thereto.
Section 1104. Notice of Redemption.
     Notice of redemption shall be given in the manner provided in Section 106 not later than the thirtieth (30th) day and not earlier than the sixtieth (60th) day prior to the Redemption Date, to each Holder of the Securities to be redeemed.
     All notices of redemption shall state:
     (1) the Redemption Date,
     (2) the Redemption Price,
     (3) if less than all of the Outstanding Securities of a particular series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed, including the Identifying Number of such Securities,
     (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,
     (5) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date,
     (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any,
     (7) that the redemption is for a sinking fund, if such is the case,
     (8) the name and address of the Paying Agent,
     (9) that the Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price,
     (10) CUSIP numbers, if any,
     (11) that no representation is made as to the accuracy or correctness of the CUSIP numbers listed in such notice or printed on the Securities, and
     (12) such other provisions as may be required in respect of the terms of a particular series of the Securities.
     Notice of redemption of the Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request delivered to the Trustee at least 5 days before such notice is to be given (unless a shorter period shall be acceptable to the Trustee), by the Trustee for such Securities in the name and at the expense of the Company.

Section 1105. Deposit of Redemption Price.
     Prior to the opening of business on any Redemption Date, the Company shall deposit with the Trustee for the Securities to be redeemed or with a Paying Agent for such Securities (or, if the Company is acting as its own Paying Agent for such Securities, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such Series) sufficient to pay the principal amount of (and premium, if any, thereon), and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Securities which are to be redeemed on that date.
Section 1106. Securities Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currency unit in which the Securities of such series are payable (except as otherwise provided pursuant to Section 301 for the Securities of such series) and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of such Security for redemption in accordance with said notice, such Security or specified portions thereof shall be paid by the Company at the Redemption Price; provided, that unless otherwise specified as contemplated by Section 301, installments of interest on the Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at a rate per annum equal to the rate borne by the Security.
Section 1107. Securities Redeemed in Part.
     Any Security which is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee for such Security so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, and the Security Registrar for such Security duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and such Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same series and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided, however, that if a Global Security is so surrendered, such new Security so issued shall be a new Global Security in a denomination equal to the unredeemed portion of the principal of the Global Security so surrendered.
Section 1108. Optional Redemption
     (a) Unless otherwise specified pursuant to Section 301 hereof, except as set forth in clause (b) of this Section 1108, the Securities shall not be redeemable at the Company’s option.
     (b) Unless otherwise specified pursuant to Section 301 hereof, the Company may redeem the Securities of any series, at its option, at any time in whole, or from time to time in part, at a price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) the sum of the present values of the remaining scheduled payments on such series of the Securities to be redeemed consisting of principal and interest, exclusive of interest accrued to the date of redemption, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus the number of basis points specified in the supplemental indenture, Board Resolution or Officers’ Certificate pursuant to which the Securities of a series are issued, plus accrued interest to the date of redemption.
     (c) The Company shall calculate the redemption price with respect to the Securities of any series in accordance with the terms and provisions of this Indenture.
     Any redemption pursuant to this Section 1108 shall be made pursuant to the provisions of Sections 1101 through 1107 hereof.
ARTICLE 12
Sinking Funds
Section 1201. Applicability of this Article.
     Redemption of the Securities through operation of a sinking fund as permitted or required by any form of the Security issued pursuant to this Indenture shall be made in accordance with such form of the Security and this Article; provided, however, that if any provision of any such form of the Security shall conflict with any provision of this Article, the provision of such form of the Security shall govern.
     The minimum amount of any sinking fund payment provided for by the terms of the Securities of any particular series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of the Securities of any particular series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of the Securities of any particular series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of the Securities of any particular series as provided for by the terms of the Securities of that series.
Section 1202. Satisfaction of Sinking Fund Payments With Securities.
     The Company (1) may deliver the Outstanding Securities of a series (other than any previously called for redemption), and (2) may apply as a credit the Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee for such Securities at the principal amount thereof and the amount of such sinking fund payment shall be reduced accordingly.
Section 1203. Redemption of Securities for Sinking Fund.
     Not less than 60 days prior to each sinking fund payment date for any particular series of the Securities, the Company will deliver to the Trustee for the Securities of such series an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currency unit in which the Securities of that series are payable (except as otherwise specified pursuant to Section 301 for the Securities of that series) and the portion thereof, if any, which is to be satisfied by delivering and crediting the Securities of that series pursuant to Section 1202 and shall state the basis for such credit and that such Securities have not previously been so credited and will also deliver to such Trustee any Securities to be so delivered. Such Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.
* * *
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

THE CLOROX COMPANY, Issuer
By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., Trustee
By:
Name:
Title:

Exhibit A
[Insert Global Security Legend, if applicable, pursuant to the provisions of the Indenture].
THE CLOROX COMPANY
% Senior Notes due

No.	CUSIP NO. ___
ISIN NO. ___

$
[as revised by “Exchanges of Interests
in the Global Security,” attached hereto]1
           The Clorox Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                 , or registered assigns, the principal sum of                     Dollars[, or such greater or lesser amount set forth on “Exchanges of Interests in the Global Security,” attached hereto,]1 on                     and to pay interest thereon from                     or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on                     and                      in each year, commencing                        , at the rate of        % per annum, until the principal hereof is paid or made available for payment; provided that any principal and any such installment of interest that is overdue shall bear interest at the rate of                % per annum (to the extent that payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for (except for Defaulted Interest), on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the                          or                           (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date even if the Securities are cancelled, repurchased or redeemed after the Regular Record Date and on or before the Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
           [If this is not a Global Security, payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in                     , in such coin or currency of the United States of America as at the time of

1	If this Security is a Global Security, include this provision.

payment is legal tender for payment of public and private debts; provided, however, that payments of interest will be made by wire transfer if a Holder of at least $1,000,000 in principal amount of the Securities has given wire transfer instructions to the Trustee at least 15 business days prior to the applicable Interest Payment Date.] [Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC or any successor depositary.]2
          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

2	If this Security is a Global Security, include this provision.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
          In Witness Whereof, the Company has caused this instrument to be duly executed.
Dated:

THE CLOROX COMPANY
By:
Name:
Title:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

(Form of Reverse of Security)
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under an Indenture, dated as of [                 ], 2007 (herein called the       “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Trust Company, N.A., as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
     The Securities are subject to redemption prior to the Stated Maturity upon not less than 30 nor more than 60 days’ notice by mail, at any time, as a whole or from time to time, in part, at the election of the Company, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed or (2) the sum of the present values of the remaining scheduled payments on the Securities to be redeemed consisting of principal and interest, exclusive of interest accrued to the Redemption Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus                basis points, plus accrued and unpaid interest to the Redemption Date; provided interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.
     In the event of redemption or repurchase of this Security in part only, a new Security or Securities of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
     If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or waiver of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all of the Securities, to waive compliance with certain provisions of the Indenture and certain past Defaults (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee satisfactory indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of the Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM
To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                                                                  agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Name:

(Print your name exactly as it appears on the face of this Note)

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Security purchased by the Company pursuant to Section [ ] of the Indenture, check the box below:
     [_] Section [       ]
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section [  ] of the Indenture, state the amount you elect to have purchased:

$

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee*:

(*Participant in a Recognized Signature
Guarantee Medallion Program)

EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY3
     The following exchanges of a part of this Global Security for an interest in another Global Security or for a definitive Security, or exchanges of a part of another Global Security or definitive Security for an interest in this Global Security, have been made:

			Principal	Signature of
	Amount of	Amount of	Amount of this	authorized
	decrease in	increase in	Global Security	signatory of
	Principal	Principal	following such	Trustee or
Date of	Amount of this	Amount of this	decrease (or	Security
Exchange	Global Security	Global Security	increase)	Custodian

3	If this Security is a Global Security, include this provision.